                                                                   EXHIBIT 10.24

                           SECOND AMENDMENT AGREEMENT
                                       TO
                     PALLADIUM AND PLATINUM SALES AGREEMENT


         THIS SECOND AMENDMENT AGREEMENT (this "Amendment"), is made and entered into this 14th day of February, 2001, by and between STILLWATER MINING COMPANY, a Delaware corporation, whose address is 1200 17th Street, Suite 900, Denver, Colorado ("SMC") and GENERAL MOTORS CORPORATION, a Delaware corporation, whose address is 100 Renaissance Center, Detroit, Michigan 48265-1000 ("GM").

         SMC and GM are parties to a Palladium and Platinum Sales Agreement dated as of August 17, 1998 (as amended by the First Amendment Agreement to Palladium and Platinum Sales Agreement dated as of November 20, 2000, the "Original Contract," and, as the same may be amended from time to time, the "Agreement"). SMC has requested that GM agree to certain amendments to the Agreement, and GM has agreed to such request, subject to the terms and conditions hereof .

         Accordingly, the parties hereto agree as follows:

         SECTION 1 Definitions; Interpretation.

         (a) Terms Defined in Agreement. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         (b) Interpretation. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

         SECTION 2 Amendments to the Agreement.

         (a) Amendments. The Agreement shall be amended as follows, effective as of the date hereof, upon satisfaction of the conditions set forth in Section 3:

                  (i) The definition of "Pricing Month" in, Section 1 of the Agreement shall be amended by deleting it in its entirety and by substituting the following therefor:

                           "Pricing Month" means the month during which pricing
                  is determined pursuant to Section 4 of thus Agreement."

                  (ii) Section 3 of the Agreement shall be amended by deleting the first paragraph thereof in its entirety and by substituting the following therefor:

                           "Section 3. Quantity and Delivery. Beginning on
                  February, 2001, SMC will sell and deliver Metal FOB Delivery Point, to be credited to GM's pool account, and GM will purchase the quantities of Metal set forth in this Section 3, which shall be released to the Delivery Point on the last Business Day of the Pricing Month. All Metal to be sold in any one calendar month shall be delivered to a single Delivery Point unless GM has notified SMC by the 20th Business Day of the Pricing Month that GM has elected to have the monthly shipment split and delivered to more than one Delivery Point; provided that SMC shall not be obligated to split a shipment unless at least 5,000 Ounces of Palladium and/or Platinum are to be shipped to each Delivery Point."

                  (iii) Section 3 of the Agreement shall be amended by deleting subsection (c) thereof in its entirety and by substituting the following therefor:

                           "(c) Notification of Estimated Annual Production and
                  of Actual Monthly Production. Not later than January 15th of each Contract Year, SMC shall, for informational purposes only, notify GM in writing of the Estimated Annual Production for such Contract Year. Not later than the last Business Day of the month preceding the Pricing Month, SMC shall notify GM in writing of its Actual Monthly Production, which amount will be priced during the next month, i.e. the Pricing Month, and released to the Delivery Point on the last Business Day of the Pricing Month. SMC will provide GM on a quarterly basis with a certification from its Chief Financial Officer of Actual Monthly Production amounts and will provide an annual reconciliation of such amounts to SMC's Annual Report on Form 10-K.

                           By way of example, for delivery of Metal at the end
                  of February 2001, SMC will notify GM of the Actual Monthly Production by the last Business Day in January 2001 and the Metal will be priced in February 2001 and released to the Delivery Point on February 28, 2001."

                  (iv) Section 5 of the Agreement shall be amended by deleting it in its entirety and by substituting the following therefor:

                           "Section 5. Payment Terms. On the last Business Day,
                  of each Pricing Month, SMC will inform GM in writing via facsimile as to the formula-based pricing computations set forth in Section 4 above for the actual quantities of Metal to be delivered by SMC pursuant to this Agreement during the following month. Unless GM has provided SMC with Notice of disagreement with the pricing computations, GM will forward such payment amount for 100% of the actual quantities by wire transfer to SMC (pursuant to written wire transfer instructions which will be provided by SMC) within three Business Days following the release of the Metal to the Delivery Point. All payments will be made in U.S. Dollars. If GM does not agree with SMC's pricing computations, GM shall Notify SMC of such disagreement and the parties shall seek resolution of such dispute as to the calculation of the payment amount prior to the date payment is due:"

         (b) References Within Agreement. Each reference in the Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or words of like import, shall mean and be a reference to the Agreement as amended by this Amendment.

         SECTION 3 Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

         (a) Agreement SMC and GM shall have each received a signed counterpart of this Amendment, or a facsimile copy thereof, signed by the other party hereto.

         SECTION 4 Miscellaneous.

         (a) Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

         (b) No Reliance. Each party hereto hereby acknowledges and confirms to the other that such party is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

         (c) Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by each party hereto and their respective successors and assigns.

         (d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK UPON THE SAME TERMS AND CONDITIONS AS THOSE SET FORTH IN SECTION 25 OF THE AGREEMENT.

         (e) Complete Agreement; Amendments. This amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except, in accordance with the terms of Section 23 of the Agreement.

         (f) Severability. Whenever possible, each. provision of his Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

         (g) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.


                                            STILLWATER MINING COMPANY

                                            By
                                                --------------------------------
                                                Name:
                                                Title:

                                            By
                                                --------------------------------
                                                Name:
                                                Title:


                                            GENERAL MOTORS CORPORATION

                                            By
                                                --------------------------------
                                                Name:
                                                Title:

                                            By
                                                --------------------------------
                                                Name:
                                                Title: